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                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                            ____________________


                                  FORM 8-K

                               CURRENT REPORT


                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):April 15, 1997



                    Fleetwood Credit 1997-A Grantor Trust
                    (Exact name of registrant as
                      specified in its charter)



        California        333-21135            33-0444724
      (State or other     (Commission         (IRS Employer
      jurisdiction of     File Number)       Identification No.)
      incorporation)


     Fleetwood Credit Receivables Corp.
     22840 Savi Ranch Parkway
     P.O. Box 87024
     Yorba Linda, California                     92885-8724
     (Address of principal executive offices)    (Zip Code)


 Registrant's telephone number, including area code: (714)921-3400



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Item 5.  Other Events.


On April 15, 1997, the Principal and Interest collected during the preceding calendar month, net of certain adjustments as provided for in the Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement"), between Fleetwood Credit Receivables Corp., as Seller and Fleetwood Credit Corp., as Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"), were distributed to holders ("Certificateholders") of certificates representing undivided fractional interests in Fleetwood Credit 1997-A Grantor Trust. In accordance with the Agreement, the Servicer's Certificate, as defined in the Agreement, was furnished to the Trustee for the benefit of the Certificateholders and the Trustee's Statement was distributed by the Trustee to the Certificateholders. A copy of the Servicer's Certificate and the Trustee's Statement is being filed as Exhibit 20.1 and 20.2 to this Current Report on Form 8-K.


Item 7(c). Exhibits


          Exhibit No.                    Description

              20.1                  Servicer's Certificate for the
                                      month of March, 1997

              20.2                  Trustee's Statement for the
                                      month of March, 1997








                                 SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         Fleetwood Credit 1997-A GRANTOR TRUST

                         By:  FLEETWOOD CREDIT CORP., as Servicer





Date:April 28, 1997           /s/ Marvin T. Runyon
                                  Name:  Marvin T. Runyon, III
                                  Title: Senior Vice President







                              INDEX TO EXHIBITS




          Exhibit No.         Description                   Page



              20.1         Servicer's Certificate for the
                            month of March, 1997


              20.2         Trustee's Statement for the
                            month of March, 1997